UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                    ----------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of report (Date of earliest event reported): April 3, 2005



                                   UNOVA, INC.
             (Exact name of registrant as specified in its charter)


          Delaware                    001-13279                95-4647021
(State or other jurisdiction  (Commission file number)      (I.R.S. Employer
      of incorporation)                                  Identification Number)




                            6001 36th Avenue West                98203-1264
                             Everett, Washington                 (Zip Code)
                                www.unova.com
          (Address of principal executive offices and internet site)

       Registrant's telephone number, including area code: (425) 265-2400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01       Completion of Acquisition or Disposition of Assets

UNOVA, Inc. (the "Company") completed the disposition of its Cincinnati Lamb division ("Cincinnati Lamb") to MAG Industrial Automation Systems, LLC ("MAG"), an entity established by Maxcor, Inc. of New York, New York, effective April 3, 2005. Cincinnati Lamb is a global manufacturer of machining and assembly systems as well as stand-alone production equipment, primarily for the automotive, aerospace, heavy equipment and general machining industries. The two companies announced the transaction on March 21, 2005.

MAG and certain of its affiliates acquired the global operations of Cincinnati Lamb for approximately $60 million in consideration, subject to possible closing balance sheet adjustments. The consideration consisted of $16 million in cash, $10 million in notes and the assumption of approximately $34 million of liabilities relating to certain pension and other post-retirement obligations.

Item 8.01.      Other Events

On April 4, 2005, the Company issued a press release announcing the completion of the sale of Cincinnati Lamb, which is attached as Exhibit 99.1 hereto.

Item 9.01       Financial Statements and Exhibits

(c)  Exhibits

Exhibit
Number          Description
--------        -----------
99.1            Press release issued by UNOVA, Inc. dated April 4, 2005.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   UNOVA, INC.



                                   By:             /s/ Michael E. Keane
                                       --------------------------------------
                                                     Michael E. Keane
                                                Senior Vice President and
                                                  Chief Financial Officer





April 7, 2005


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